Exhibit (a)(1)(C)

Exhibit (a)(1)(C)

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We are pleased to announce the commencement of an Option Exchange program. The commitment and contributions of our employees are key to our success, and we want to recognize and reward performance that contributes to our long-term growth and provide awards that give you a meaningful stake in our company.

About This Guide

This guide and the other materials on the Option Exchange website will help you understand the Option Exchange and make the election that best fits your situation. Take the following steps to make your election prior to the expiration date of the offer, currently scheduled for 4:00 p.m. Pacific Time on September 14, 2011:

Learn. Review the Offer to Exchange, as amended, and the other offer documents on the Option Exchange website and this guide to learn more about the Option Exchange, and what it means for you and Leap.

Simulate. Use the Exchange Simulator to model the hypothetical future value of the replacement stock options you would receive if you elect to exchange your eligible stock options.

Elect. Submit your election online by 4:00 p.m. Pacific Time on the expiration date. If you make no election, you will automatically keep your current stock options. If you make an election but change your mind, you may change your election until 4:00 p.m. Pacific Time on the expiration date.

This guide is only a summary of the Option Exchange. Please carefully review the Offer to Exchange and the other offer documents available on the Option Exchange website at www.leapstockoptionexchange.com under the “Learn” heading.

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Overview

Leap’s long-standing practice has been to grant equity awards from time to time to eligible employees as a substantial component of their at-risk compensation in order to motivate them to achieve key business objectives. Like many telecommunications companies, the price of our common stock has declined over the past several years. As a result, many of our employees hold stock options with exercise prices that are higher than the recent trading prices of Leap common stock.

We continue to believe that equity awards are an important component of our compensation program. However, we believe that many employees view their existing stock options as having little or no retentive or incentive value due to the significant difference between the exercise prices and the current market price of Leap common stock. In order to restore the intended retentive and motivational value of our employees’ stock options, we have designed the Option Exchange to give employees the opportunity to exchange eligible existing stock options for a lesser number of replacement stock options with a lower exercise price.

In order to achieve this goal without increasing overhang (the total number of shares underlying outstanding stock options as a percentage of Leap’s total shares of common stock), we also designed the Option Exchange to return surrendered options to the authorized pool of shares that may be granted in the future.

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What Are Stock Options?

Stock options are a form of equity that gives you the right to purchase Leap common stock at a set exercise price within a specified period of time. The exercise price is based on the fair market value of Leap common stock on the date the options are granted. When you exercise your stock options, you purchase shares of Leap common stock at the exercise price, even though the then-current stock price on the date you exercise your stock options may be different. However, because the exercise price of many of the stock options you currently hold is greater than the recent trading prices of Leap common stock, the underlying options would have no value if you were to exercise those options.

What Is The Option Exchange?

To restore the intended retentive and motivational value of our employees’ stock options, Leap is offering you the opportunity to exchange eligible stock options for replacement stock options with a lower exercise price. If you choose to participate in the Option Exchange, you must exchange all of your eligible stock options. In return for exchanging your eligible stock options, you will receive a lesser number of replacement stock options based on certain exchange ratios. The exchange ratios have been calculated for each of your stock option grants separately and are based on the exercise price and remaining term of your eligible stock options, among other things. The exercise price of the replacement stock options will equal the closing price of Leap common stock on the replacement grant date, which is the expiration date of the offer (which is currently scheduled for September 14, 2011).

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How the Option Exchange Works

The following is a brief overview of the Option Exchange. The Option Exchange is governed by the Offer to Exchange, as amended, and the other offer documents, all of which are posted on the Option Exchange website and which you should read carefully and in full before making your election. The Offer to Exchange, as amended, sets out the terms and conditions of, and provides further information about, the Option Exchange.

Eligibility to Participate in the Option Exchange

Participation in the Option Exchange is open to current employees of Cricket who hold eligible stock options. You must be an employee of Cricket for the duration of the offer period to remain eligible to participate. Executive officers and members of the board of directors of Leap are not eligible to participate in the Option Exchange. In addition, consultants, former employees and other third parties who may hold stock options are not eligible to participate in the Option Exchange.

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Eligible Stock Options

To be eligible to participate in the Option Exchange, your stock options must have an exercise price of at least $30.00 per share. If the closing price of Leap’s common stock on the replacement grant date is higher than $30.00 per share, only those stock options with exercise prices higher than that closing price will be eligible to be exchanged in the Option Exchange. If you choose to participate in the Option Exchange, you must exchange all of your eligible stock options, meaning you cannot choose to exchange some eligible stock options but not others.

Exchange Ratios

The number of replacement stock options you will receive for your eligible stock options depends on the exercise price and remaining term of your eligible stock options, among other things. This information was used to determine the exchange ratios applicable to your stock options. The exchange ratios are intended to result in a fair value, for accounting purposes, of the replacement stock options that is approximately 50% of the fair value of the eligible stock options that are surrendered for exchange.

The exchange ratios have been calculated for each of your stock option grants separately. This means that the various stock option grants you hold may be subject to different exchange ratios. See the Offer to Exchange posted on the Option Exchange website for more information. When you use the Exchange Simulator, information regarding your eligible stock options, the exchange ratios applicable to your eligible stock options and the replacement stock options you would receive for your eligible stock options (using a hypothetical exercise price of

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$6.45) will be available so you can compare the hypothetical future value of retaining your eligible stock options versus exchanging them for replacement stock options in the Option Exchange.

If the exchange ratio for any of your stock option grants would result in a fractional number of replacement stock options (for example, 10 eligible stock options would be exchanged for 2.26 replacement stock options), the number of replacement stock options actually received in exchange for eligible stock options in that grant will be rounded to the nearest whole number of shares.

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More About Replacement Stock Options

• Your replacement stock options will be granted on the replacement grant date, which will be the expiration date of the Option Exchange.

• Your replacement stock options will be subject to a three-year vesting schedule, beginning on the date they are granted, as follows: 25% of the shares subject to the replacement stock options will vest on each of the first and second anniversaries of the replacement grant date, and 50% of the shares subject to the replacement stock options will vest on the third anniversary of the replacement grant date, in each case subject to your continuing employment with Cricket on each vesting date. The “Simulator” section of the Option Exchange website will show the specific vesting details of each of your stock options eligible for exchange.

• The term of your replacement stock options will be 10 years from the replacement grant date.

• The exercise price of your replacement stock options will equal the closing price of Leap common stock on the replacement grant date.

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• Your replacement stock options will be non-qualified stock options granted under the Leap Wireless

International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended, regardless of the tax status of the eligible stock options surrendered for exchange.

• The Option Exchange should be treated as a non-taxable event for U.S. federal income tax purposes because you receive no income when you cancel your existing eligible stock options or are granted the replacement stock options. Therefore, you should have no tax consequences for participating in the Option Exchange. However, there may be tax consequences when you exercise your stock options. The federal, state and local tax consequences of each employee will depend on that employee’s individual circumstances. If you are considering participating in the Option Exchange, you should consult your own financial, legal and/or tax advisors concerning the federal, state and local tax consequences in light of your particular situation.

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Making Your Decision

This guide and the information contained on the Option Exchange website are intended to help you decide whether to participate in the Option Exchange. However, we are not making any recommendations as to whether you should participate. You must make your own decision about participating in the Option Exchange. A number of risks and other considerations should be factored into your decision. This guide is only a summary of the Option Exchange and does not contain all of the information relating to the program. Please read carefully and in full the Offer to Exchange, as amended, (including the section entitled “Risk Factors”) and the other offer documents posted on the Option Exchange website before making your decision to participate in the Option Exchange. For questions regarding personal tax implications or other investment-related questions, you should talk to your financial, legal and/or tax advisor.

Here are a few of the things you should consider:

• Value of your stock options. It is possible that, in the future, the eligible stock options you currently hold would be economically more valuable than the replacement stock options granted under the Option Exchange. Please see the Offer to Exchange, as amended, and the other offer documents for more information.

• Exercise price. The exercise price of your replacement stock options will equal the closing price of Leap common stock on the replacement grant date, which will be the expiration date of the Option Exchange.

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• If you leave before the replacement grant date. If you hold stock options eligible for exchange but your employment at Cricket ends for any reason before the replacement grant date, you will not be able to exchange your stock options and will continue to hold your original stock options, subject to the existing terms of your grant.

• If you leave before vesting. The replacement stock options will be subject to a three-year vesting schedule, as outlined in the “More About Replacement Stock Options” section of this guide. If you exchange your eligible stock options, but leave Cricket at any time before your replacement stock options vest, your unvested options will expire upon termination of your employment pursuant to the terms of your grant agreement.

• Tax implications. The Option Exchange should be treated as a non-taxable event for U.S. federal income tax purposes because you receive no income when you cancel your existing eligible stock options or are granted replacement stock options. However, there may be tax consequences to you when you exercise your stock options. Consult your financial, legal and/or tax advisors more information.

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Using the Option Exchange Website

The Option Exchange website is available 24/7 during the offer period, which begins at 5:00 a.m. Pacific Time on August 10, 2011, and ends at 4:00 p.m. Pacific Time on the expiration date. The expiration date will be September 14, 2011, unless we extend the offer period.

To access the website, go to www.leapstockoptionexchange.com. When you log in the first time, you will need to register for the site. You will be prompted on the site to take the following steps:

Step 1: Enter:

Your Cricket Communications email address

Your date of birth

The last four digits of your Social Security Number

The text shown in the box on the login screen

Step 2: Create your username and password.

If You Forget Your Login Information

If you forget your username or password for the Option Exchange website, you can re-register for the site as if for the first time by following the same steps that are outlined to the left. You will have to choose a new username and password when you re-register. Any elections you made with your old username and password will remain in effect.

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Step 3: Accept the terms of the site outlined in the “User Agreement.” Read the legal statements carefully and click the box next to each. Finally, click the “Next” button. If you do not acknowledge all of the statements you will not be able to enter the site. You must accept the terms in the “User Agreement” each time you enter the site in order to log in.

Step 4: You will have now entered the site and will be on the home page. Click on any of the links under the “Learn” heading to take you to additional documents relating to the Option Exchange. If you would like to see the hypothetical impact of future stock prices on the value of your options, select the button “Start Here” under the “Simulate” heading on the home page of the Option Exchange website.

The Option Exchange website can help you:

Learn more about the Option Exchange. The site includes links to important documents that further explain the terms of the Option Exchange, including the Offer to Exchange, as amended. Before deciding to participate in the Option Exchange, you should make sure you have received, read and understood the Offer to Exchange and the other offer documents available on the site

Simulate your exchange. The Exchange Simulator is loaded with your personal data so you will see all of your eligible stock options, their corresponding exchange ratios and the number of replacement stock options you will receive if you participate in the Option Exchange. You can also use this tool to model different hypothetical scenarios to see how your replacement stock options would be impacted based on future potential movement in

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the price of Leap common stock. You can also see when your replacement stock options will vest. You can test as many scenarios as you want over the course of the offer period. It is important for you to note that the Exchange Simulator does not calculate the actual future value of eligible stock options or replacement stock options, as the values generated by the tool depend on your estimate of the future value of our stock and do not take into account all relevant factors that may affect the actual value, such as taxes, etc. Note that the Exchange Simulator is being provided to you for your convenience, solely for the purpose of allowing you to see how your individual options would be impacted by future potential movement in the price of Leap common stock. The Exchange Simulator does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For the purposes of simulating the future value of your replacement stock options, the Exchange Simulator assumes a hypothetical exercise price for your replacement stock options $6.45 per share, which was the closing price of Leap common stock on August 5, 2011. The actual exercise price of your replacement stock options will be the closing price of Leap common stock on the replacement grant date. The Exchange Simulator is only an aid and does not in any way change or supplement the terms of the Option Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the Option Exchange.

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Make your election. If you decide that you would like to exchange all of your eligible stock options on the Option Exchange website, please follow these steps:

Step 1: Review and select. Review your eligible stock options, select “Go to Make My Election” and select all of your eligible stock options for exchange.

Step 2: Authorize. Enter your username and the randomly generated, personalized authorization code to digitally “sign off” on your choices.

Step 3: Submit. Submit your election on the “Make My Election” page of the Option Exchange website by selecting the “Submit My Election” button. Your election must be received by us on or before 4:00 p.m. Pacific Time on September 14, 2011, unless we extend this offer.

Step 4: Confirm. Once you submit your election, you will be taken to a screen that confirms your election was saved and provides you with a confirmation code. Click on “Generate a Confirmation Statement” if you would like to print out a record of your election. You will also receive a notification email to your Cricket email address when you submit your election.

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Changing your election. You may change your election at any time prior to 4:00 p.m. Pacific Time on the expiration date. To change your election, follow the steps for making your initial election described above, and change your election on the “Make My Election” page of the Option Exchange website by checking or unchecking the box selecting all of your eligible stock options for exchange. If you change your election, you will receive a new notification email to your Cricket Communications email address.

Important!

Remember, you can visit the Option Exchange website and make changes to your election as many times as you would like until 4:00 p.m. Pacific Time on September 14, 2011, unless we extend this offer. You will be bound by the last properly submitted election we receive before the expiration of the offer.

Making or Withdrawing an Election by Paper

Although we encourage you to make any elections, changes of election or withdrawals through this website, you may instead do so using a paper form, which you can obtain by emailing optionexchange@cricketcommunications.com or by faxing Barbara Olson at 858-704-3502. Completed paper forms must be received by us no later than 4.p.m. Pacific Time on September 14, 2011 by sending the form to Leap (attention: Barbara Olson) in one of the following ways:

Email: optionexchange@cricketcommunications.com

Fax: 858-704-3502

US mail or courier: 5887 Copley Drive, San Diego, CA 92111

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Questions

If you have questions that are not addressed in this guide, please contact the Stock Administration Department at 858-882-9035 or optionexchange@cricketcommunications.com.

Other Resources

The following documents and tools relating to the Option Exchange are contained on the Option Exchange website at www.leapstockoptionexchange.com:

The Offer to Exchange, which contains details regarding the terms and conditions of the offer.

Amendment No. 1 to the Offer to Exchange

Frequently Asked Questions (FAQs), which answers many of the common questions asked about the Options Exchange.

The Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended, and the 2004 Stock Plan Prospectus.

Exchange Simulator, a tool that provides personalized information about your stock options that are eligible for the Option Exchange and allows you to simulate the exchange of your eligible stock options using hypothetical values.

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Glossary

Common stock: A form of equity ownership in a company. The price of common stock fluctuates based on market conditions.

Exchange ratio: The ratio that determines how many replacement stock options you will receive if you exchange your eligible stock options. Exchange ratios have been determined on a grant-by-grant basis.

Exercise price: The price at which you may purchase Leap shares when you exercise your stock options.

Expiration date: The date the offer expires. We expect that the offer will expire at 4:00 p.m. Pacific Time on September 14, 2011. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will mean the date the extended offer expires.

Replacement grant date: The day that your replacement stock options will be granted pursuant to the Option Exchange. The replacement grant date will be the same as the expiration date, and the exercise price of your replacement stock options will equal the closing price of Leap common stock on that day. The replacement grant date is currently scheduled for September 14, 2011.

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Stock options: Equity awards that give the award holder the right to purchase shares of Leap common stock at a specified price (called the “exercise price”) within a specified period of time (called the “term”).

Surrendered: Surrendered options refer to eligible stock options that you have given up your rights to in exchange for replacement stock options. Leap will return surrendered options to the authorized pool of shares that may be granted in the future.

Term: The period during which you may exercise your stock options. The “term” of stock options granted by Leap is generally ten years from the date of grant.

Vesting: The process by which stock options become exercisable. The vesting conditions of a stock option are specified in the equity plan under which the stock option is granted and the stock option agreement between you and Leap evidencing the stock option. When a portion of your stock option has vested, you may exercise the vested portion to purchase shares of Leap common stock.